EXHIBIT 99.1

THE CHILDREN'S PLACE ANNOUNCES $78.6 MILLION OF INTEREST-FREE

UNSECURED NEW FINANCING TO BE PROVIDED BY MITHAQ CAPITAL

AND THE APPOINTMENT OF FOUR NEW DIRECTORS

Proceeds of the New Financing from the Company’s Majority Shareholder to Be Used to Support Operations, Including Vendor and Service Provider Payments

Four New Mithaq Nominees Appointed to the Board, with Turki Saleh A. AlRajhi

Named Chairman-Elect During Transition Period

Company Expects to Close Previously Announced $130 Million Term Loan in March 2024;

Continues to Explore Alternative Financing on No Less Favorable Terms

SECAUCUS, N.J., February 29, 2024 —The Children’s Place, Inc. (Nasdaq: PLCE), an omni-channel children’s specialty portfolio of brands with an industry-leading digital-first model, today announced a new financing agreement with its majority shareholder Mithaq Capital SPC (“Mithaq”) to provide $78.6 million of interest-free, unsecured and subordinated term loans to strengthen the Company’s liquidity position.

The Company also announced the appointment of four persons nominated by Mithaq to its Board of Directors (“the Board”): Turki Saleh A. AlRajhi, Muhammad Asif Seemab, Muhammad Umair and Hussan Arshad. In conjunction with these appointments, current directors Elizabeth Boland, Alicia Enciso, Katherine Kountze and Wesley McDonald have resigned from the Company’s ten-member Board. Mr. AlRajhi has been appointed Chairman-Elect and is sharing the Chairman's duties with Norman Matthews during a transition period.

Additionally, the Board has formed a special committee – the Efficiency and Optimization Committee – comprised of Mithaq appointees Mr. Seemab and Mr. Umair, as well as Jane Elfers, President and CEO and Director. The purpose of the Committee is to identify and make recommendations to the Board with respect to increasing business competitiveness and the efficient cost management at the Company.

Pursuant to the financing agreement, Mithaq provided an initial tranche of $30 million to the Company on February 29, 2024, in the form of an interest-free, unsecured and subordinated term loan (the “Initial Mithaq Term Loan”). Mithaq will also provide an additional $48.6 million interest-free, unsecured and subordinated term loan to the Company (the “Second Mithaq Term Loan” and together with the Initial Mithaq Term Loan, the “Mithaq Term Loans”) on or before March 29, 2024, subject to certain conditions. Upon funding of the Second Mithaq Term Loan, at least four of the remaining non-Mithaq appointed directors will resign and directors appointed by Mithaq will comprise a majority of the Board of Directors. The Company has secured certain minority shareholder protections. In addition, the governance agreement(s) require supermajority Board of Directors authorization for certain actions to be taken by the Company during the initial transition period.

The Company expects to be in a position to close the previously announced $130 million term loan (the “Gordon Brothers Term Loan”) in March 2024, as contemplated by the non-binding term sheet that the Company entered into with 1903P Loan Agent, LLC, and is continuing to pursue alternative financing on terms no less favorable in the aggregate to the Company.

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Turki Saleh A. AlRajhi, Chairman and CEO of Mithaq, commented, “We are pleased to have reached this agreement, which provides substantial interest-free and unsecured funds to deliver products during the critical back-to-school season. I am also delighted to join The Children's Place Board as Chairman-Elect, and am grateful to the management team and the Board for their trust. l am fully committed to representing all fellow shareholders with unshakeable reliability.”

Mr. AlRajhi concluded: “We are taking the steps announced today to protect and compound at a reasonable rate of return the per-share intrinsic value of the total equity value for all fellow shareholders, with whom we are fully aligned. Our more than 54% equity stake in the Company demonstrates our belief that this can be accomplished.”

As the Company continues to work to improve its liquidity position and strengthen its balance sheet, certain of its vendors and service providers material to the business have informed the Company that they have halted or plan to halt service to the Company as a result of delayed payments. The Company is in ongoing dialogue with its vendors and service providers regarding paths forward to ensure continued service, and plans to use a portion of the proceeds from the financings described above to support operations, including payments to vendors and service providers to address overdue accounts payable.

As previously disclosed, Mithaq’s acquisition of the Company’s common stock triggered a change of control, thereby causing a default under the Company’s Amended and Restated Credit Agreement (the “Credit Agreement”) with its bank lenders. As a result of this default, the Company is currently subject to cash dominion. The Company and its bank lenders have agreed to a forbearance agreement (the “Forbearance Agreement”) that, among other things, permits the Company’s entry into the Mithaq Term Loans and pursuant to which the bank lenders have agreed to forbear from exercising certain rights and remedies under the Credit Agreement with respect to the above-mentioned default during a limited forbearance period. The Forbearance Agreement contemplates a permanent waiver of the change of control default upon the satisfaction of certain conditions, including the Company’s receipt of proceeds from the financings described above.

The financings are subject to customary closing conditions. Additional details concerning the Mithaq Term Loans and the Forbearance Agreement may be found in the Form 8-K that is planned to be filed by the Company with the Securities and Exchange Commission on February 29, 2024.

About The Children’s Place

The Children’s Place is an omni-channel children’s specialty portfolio of brands with an industry-leading digital-first model. Its global retail and wholesale network includes four digital storefronts, more than 500 stores in North America, wholesale marketplaces and distribution in 16 countries through six international franchise partners. The Children’s Place is proud to be a women-led Company, including industry-leading gender diversity in senior management and throughout all levels of its workforce, and of its commitment to sustainable business practices that benefit its customers, associates, investors, suppliers and the communities it serves. The Children’s Place designs, contracts to manufacture, and sells fashionable, high-quality apparel, accessories and footwear predominantly at value prices, primarily under its proprietary brands: “The Children’s Place”, “Gymboree”, “Sugar & Jade”, and “PJ Place”. For more information, visit: www.childrensplace.com and www.gymboree.com as well as the Company’s social media channels on Instagram, Facebook, X, formerly known as Twitter, YouTube and Pinterest.

About Mithaq

Mithaq Capital SPC is an affiliate of Mithaq Holding Company, a decentralized family office headquartered in Saudi Arabia with investments in public equities, private equities, real estate, and income-producing assets in local and international markets. Mithaq follows a disciplined value investing approach with margin-of-safety as a principle. Mithaq is a strategic long-term shareholder with a history of owning high-quality businesses, supporting first-class management teams, and championing long-standing partnerships based primarily on trust. Mithaq is a segregated portfolio company existing under the laws of the Cayman Islands. For further information, visit www.mithaqholding.com.

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Forward-Looking Statements

This press release contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Mithaq Term Loans, the Gordon Brothers Term Loan, the Forbearance Agreement and the Governance Agreement. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 28, 2023. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions (including inflation), the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions, disruptions and higher costs in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, the uncertainty of weather patterns, the risk that we may be unable to consummate the Term Loans as anticipated, or at all, or obtain alternative financing. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Children’s Place Contact: Investor Relations (201) 558-2400 ext. 14500

Mithaq Contact: mithaq-capital@mithaqholding.com

Media Contact: Mithaq@Longacresquare.com

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